As filed with the Securities and Exchange Commission on September 5, 2003

                                                     Registration No. 333-101358
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                          Post-Effective Amendment No.1
                                       TO
                                    FORM F-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

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                    Kabushiki Kaisha Crosswave Communications
             (Exact Name of Registrant as Specified in Its Charter)

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                          CROSSWAVE COMMUNICATIONS INC.
                 (Translation of Registrant's Name Into English)

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                    Japan                                         52-2255148
       (State or Other Jurisdiction of                        (I.R.S. Employer
       Incorporation or Organization)                     Identification Number)

                              Jinbocho Mitsui Bldg.
                             1-105, Kanda Jinbo-cho
                           Chiyoda-ku, Tokyo 101-0051
                                      Japan
                                 81-3-5205-4580
   (Address and Telephone Number of Registrant's Principal Executive Offices)

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                      Crosswave Communications America Inc.
                      5201 Great America Parkway, Suite 320
                          Santa Clara, California 95054
                                  408-982-5208
           (Name, Address, and Telephone Number of Agent for Service)

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                                   Copies to:
                            John D. Young, Jr., Esq.
                             Sullivan & Cromwell LLP
                      Otemachi First Square East Tower 16F
                              5-1, Otemachi 1-chome
                           Chiyoda-ku, Tokyo 100-0004
                                      Japan

                           Termination of Offering and
                     Removal of Securities From Registration

                  Crosswave Communications Inc. (the "Registrant") filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form F-3 on November 21, 2002 (Reg. No. 333-101358) which registered 225 Stock Acquisition Rights ("SARs") for resale by the security holders named therein, the issuance by the Registrant of up to 22,500 shares of Common Stock issuable upon exercise of those SARs, and 22,500 shares of Common Stock for resale by the Selling Stockholders named therein issuable by the Registrant upon exercise of those SARs. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to deregister all the shares of Common Stock issuable upon exercise of the SARs and such number of SARs originally registered by the Registration Statement as remain unsold as of the termination of the offering.

                                  SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tokyo, Japan, on September 5, 2003.

                          CROSSWAVE COMMUNICATIONS INC.



                          By:  /s/ Masaaki Oka
                               -------------------------------------------------
                          Name:    Masaaki Oka
                          Title:   Reorganization Administrator*

                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature            Title                             Date
        ---------            -----                             ----

     /s/ Masaaki Oka       Reorganization Administrator*      September 5, 2003
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       Masaaki Oka

     /s/ Ichiro Terai      Authorized Representative in the   September 5, 2003
-----------------------    United States
       Ichiro Terai








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* As a result of the Registrant's filing of a petition for commencement of corporate reorganization proceedings with the Tokyo District Court on August 20, 2003, the authority of the Registrant's board of directors and executive officers has been succeeded to by the Reorganization Administrator.